Exhibit 99.1

for immediate release
Bryan Hunt
(650) 849-5823

Essex Announces Fourth Quarter 2011 and Annual Earnings Results
Core Funds from Operations per Diluted Share for the Fourth Quarter Increased 18.1%

Palo Alto, California – February 1, 2012 - Essex Property Trust, Inc. (NYSE:ESS) announces its fourth quarter 2011 and annual earnings results and related business activities.

Funds from Operations ("FFO") for the quarter ended December 31, 2011, totaled $55.5 million or $1.55 per diluted share compared to $43.0 million, or $1.31 per diluted share for the quarter ended December 31, 2010. The Company's Core FFO, excluding non-core items, totaled $54.0 million, or $1.51 per diluted share for the quarter ended December 31, 2011, which is an increase of 18.1% compared to $42.0 million or $1.28 per diluted share for the quarter ended December 31, 2010.

Funds from Operations ("FFO") for the year ended December 31, 2011, totaled $200.2 million or $5.74 per diluted share compared to $171.4 million, or $5.35 per diluted share for the year ended December 31, 2010. The Company's Core FFO, excluding non-core items, totaled $196.8 million, or $5.64 per diluted share for the year ended December 31, 2011, which is an increase of 12.4% compared to $160.8 million or $5.02 per diluted share for the year ended December 31, 2010.  A reconciliation of FFO for non-core items can be found on page S-3 in the Company's Supplemental Financial Information package.

Net income available to common stockholders for the quarter and year ended December 31, 2011 totaled $13.9 million or $0.42 per diluted share and $40.4 million or $1.24 per diluted share, respectively, compared to $4.8 million, or $0.16 per diluted share and $33.8 million or $1.14 per diluted share for the quarter and year ended December 31, 2010.

Michael Schall, President and Chief Executive Officer of the Company, stated, "The Company exceeded its primary operating and financial goals in 2011.  The same-property NOI growth rate in the fourth quarter was among the strongest in the last decade, supported by strong execution by the operations team and improving multifamily fundamentals driven by recovering national and local economies.  External growth was comprised of investment commitments in excess of $1 billion in 2011, represented by a balanced program including $533 million in acquisitions, $423 million in development commitments, and $198 million in preferred equity investments.  We believe robust internal growth as well as the investments made in 2011 set the stage for strong results in 2012 and beyond."

Same-Property Operations

Same-property operating results exclude properties that do not have comparable results.  The table below illustrates the percentage change in same-property rental rates, financial occupancies, gross revenues, operating expenses, and NOI for the quarter ended December 31, 2011 compared to December 31, 2010:

	Q4 2011 compared to Q4 2010
	Rental Rate	Occupancy	Gross Revenues	Operating Expenses	NOI
Southern California	3.5%	0.1%	4.1%	-1.2%	6.9%
Northern California	9.3%	0.3%	9.6%	-0.9%	15.2%
Seattle Metro	7.8%	0.8%	8.9%	-2.3%	16.7%
Same-property portfolio	6.0%	0.2%	6.5%	-1.3%	10.9%

925 East Meadow Drive Palo Alto California 94303 telephone 650 494 3700 facsimile 650 494 8743
www.essexpropertytrust.com

The table below illustrates the percentage change in same-property rental rates, financial occupancies, gross revenues, operating expenses, and NOI for the year ended December 31, 2011 compared to December 31, 2010:

	Year Ended December 31, 2011 compared to Year Ended December 31, 2010
	Rental Rate	Occupancy	Gross Revenues	Operating Expenses	NOI
Southern California	2.7%	-0.5%	2.7%	1.9%	3.1%
Northern California	6.3%	-0.6%	5.7%	-0.4%	9.0%
Seattle Metro	4.9%	-0.5%	4.6%	1.3%	6.7%
Same-property portfolio	4.1%	-0.5%	3.9%	1.1%	5.5%

The table below illustrates the sequential percentage change in same-property rental rates, financial occupancies, gross revenues, operating expenses, and NOI for the quarter ended December 31, 2011 versus the quarter ended September 30, 2011:

	Q4 2011 compared to Q3 2011
	Rental Rate	Occupancy	Gross Revenues	Operating Expenses	NOI
Southern California	0.6%	1.2%	1.7%	-5.3%	5.5%
Northern California	2.4%	1.1%	3.6%	-4.4%	7.8%
Seattle Metro	1.4%	1.5%	3.2%	-0.4%	5.5%
Same-property portfolio	1.3%	1.2%	2.5%	-4.2%	7.6%

Same-property financial occupancies for the quarters ended are as follows:

	12/31/11	9/30/11	12/31/10
Southern California	96.6%	95.4%	96.5%
Northern California	96.7%	95.6%	96.4%
Seattle Metro	96.6%	95.1%	95.8%
Same-property portfolio	96.6%	95.4%	96.4%

Acquisition Activity

During 2011, the Company acquired ownership interests in eleven communities consisting of 2,399 units for $533 million, which exceeded the 2011 Guidance range of $300 to $500 million.  The following communities were acquired since the third quarter of 2011:

Essex Property Trust, Inc. - Acquisitions

In December, the Company acquired Delano, a 66-unit community located in Redmond, Washington for $14.1 million.  Delano was built in 2011 with condo-quality finishes including granite countertops, stainless steel appliances and cherry wood cabinets.  In January, the Company acquired Bon Terra, a 60-unit community located adjacent to Delano in Redmond, Washington for $16.0 million.  Interior finishes are of condo quality including granite countertops, stainless steel appliances and extra large windows.  Located on the same block, Delano and Bon Terra will be operated as one community and are currently 95% leased at an average rental rate of $1,378 per unit.

In January the Company acquired Reed Square, a 100-unit community located in Sunnyvale, California for $23.0 million.  Reed Square was built in 1970, and the Company intends to extensively renovate the property over several years, beginning with the leasing office and common area amenities.

Wesco I, LLC - Acquisitions

In November, Wesco I LLC (“Wesco I”) acquired Briarwood for $27.8 million.  The property is a 160-unit community located in Fremont, California that was built in 1979.  Wesco I intends to renovate the exterior of the community and complete interior renovations for an estimated total cost of $5.9 million.  Wesco I obtained a $19.3 million mortgage loan at a rate of 3.93% secured by the community for a term of 10 years.

In November, Wesco I acquired The Woods for $25.2 million.  The property is a 160-unit community built in 1978 and located less than a half mile from Briarwood, in Fremont, California.  Wesco I assumed a $13.5 million loan secured by the property at a rate of 6.04% that matures in September 2016.

Wesco II, LLC - Preferred Equity Investment

In December, Wesco II, LLC closed a $175 million preferred equity investment in Park Merced, a 3,221-unit apartment community located in San Francisco, California.  The preferred equity investment has a stated term of 7 years.

Development and Redevelopment Activity

In December, the Company entered into a development joint venture for the construction of a 184-unit apartment community in West Hollywood, California.  The 50/50 joint venture was created with the contribution of $5.8 million by the Company and the contribution of entitled land by the regional developer.  The joint venture secured tax exempt bond financing in the amount of $54.5 million, maturing in December 2046.  The joint venture entered into a total return swap agreement that effectively establishes an interest rate equal to SIFMA plus 150 basis points through December 2016.

Via, a 284-unit community located in Sunnyvale, California, was completed during the third quarter and reached stabilization at the end of the fourth quarter.  The estimated final cost of construction of Via is $108 million, reflecting a $17 million reduction or 13.7% from the project’s original total cost estimate.

At Woodland Commons, a 236-unit community located in Bellevue, Washington, a new leasing office and clubhouse facility is under construction which will also serve the adjacent 388-unit Foothill Commons community.  The expanded amenities in the clubhouse will include a theatre for the residents, cyber cafe and lounge, and state of the art fitness facility.  The Company has begun construction on 66 additional infill units with initial occupancy expected by the third quarter of 2012.

Currently undergoing redevelopment is The Bluffs II, a 224-unit community located in the Mission Valley neighborhood of San Diego, California.  During the fourth quarter renovations at the property included a residing and painting of the exterior of the property, and during 2012 additional exterior improvements will include replacement of the balcony railings, windows, decks, patios, pavement, as well as landscaping improvements and the installation of washers and dryers.

Disposition Activity

During the quarter, the Company sold the Clarendon office building in Woodland Hills, California for $7.4 million.  The property was sold for a gain of $3.2 million.

Liquidity and Balance Sheet
Common Stock

During the quarter, the Company sold 500,536 shares of common stock for $67.1 million, net of commissions, at an average per share price of $135.77.  For 2011, the company sold 2,459,947 shares of common stock for $323.9 million, net of commissions, at an average per share price of $133.29.

Term Loan

In November, the Company closed a 5-year, $200 million unsecured term loan.  The term loan has a variable interest rate of 142.5 basis points over LIBOR.  In conjunction with this transaction the Company has entered into interest rate swap contracts for a term of five years with a total notional amount of $150 million.  The interest rate swaps effectively convert the borrowing rate on $150 million of the $200 million variable rate unsecured term to a fixed rate of 2.66%.  Net proceeds from this transaction were used to retire the $250 million secured line of credit facility with Freddie Mac that matured in December 2013.  Due to the early termination of this loan, the Company recorded $0.3 million of deferred amortization charges during the fourth quarter.

Guidance

For the year ended December 31, 2012, the Company expects Core FFO per diluted share to range from $6.50 to $6.80. Earnings per share ("EPS") is estimated to range from $1.55 - $1.85 per diluted share. Further details about the assumptions behind our 2012 guidance can be found in our press release published January 12, 2012 and in the supplemental financial information package on page S-14.

Conference Call with Management

The Company will host an earnings conference call with management to discuss its quarterly results on Thursday, February 2, 2012 at 11:30 a.m. PST (2:30 p.m. EST), which will be broadcast live via the Internet at www.essexpropertytrust.com, and accessible via phone by dialing (877) 407-0784, no passcode is necessary.

A rebroadcast of the live call will be available online for 90 days and digitally for 7 days. To access the replay online, go to www.essexpropertytrust.com and select the third quarter earnings link.  To access the replay digitally, dial (877) 870-5176 using the replay pin number 380591. If you are unable to access the information via the Company’s website, please contact the Investor Relations department at investors@essexpropertytrust.com or by calling (650) 494-3700.

Corporate Profile

Essex Property Trust, Inc., located in Palo Alto, California and traded on the New York Stock Exchange (NYSE:ESS), is a fully integrated real estate investment trust (REIT) that acquires, develops, redevelops, and manages apartment communities located in highly desirable, supply-constrained markets. The Company currently has ownership interests in 160 apartment communities (32,913 units), and has 1,235 units in various stages of development.

This press release and accompanying supplemental financial information will be filed electronically on Form 8-K with the Securities and Exchange Commission and can be accessed from the Company’s Web site at www.essexpropertytrust.com. If you are unable to obtain the information via the Web, please contact the Investor Relations Department at (650) 494-3700.

Funds from Operations (“FFO”) Reconciliation

FFO, as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), is generally considered by industry analysts as an appropriate measure of performance of an equity REIT. Generally, FFO adjusts the net income of equity REITs for non-cash charges such as depreciation and amortization of rental properties, gains/losses on sales of real estate and extraordinary items. Management considers FFO to be a useful financial performance measurement of an equity REIT because, together with net income and cash flows, FFO provides investors with an additional basis to evaluate the operating performance and ability of a REIT to incur and service debt and to fund acquisitions and other capital expenditures and ability to pay dividends.

FFO does not represent net income or cash flows from operations as defined by generally accepted accounting principles (“GAAP”) and is not intended to indicate whether cash flows will be sufficient to fund cash needs. It should not be considered as an alternative to net income as an indicator of the REIT's operating performance or to cash flows as a measure of liquidity. FFO does not measure whether cash flow is sufficient to fund all cash needs including principal amortization, capital improvements and distributions to shareholders. FFO also does not represent cash flows generated from operating, investing or financing activities as defined under GAAP. Management has consistently applied the NAREIT definition of FFO to all periods presented. However, there is judgment involved and other REITs’ calculation of FFO may vary from the NAREIT definition for this measure, and thus their disclosures of FFO may not be comparable to the Company’s calculation.

The following table sets forth the Company’s calculation of FFO for the three months and year ended December 31, 2011 and 2010:

	Three Months Ended December 31,		Year Ended December 31,
Funds from Operations (In thousands)	2011	2010	2011	2010
Net income available to common stockholders	$13,936	$4,778	$40,368	$33,764
Adjustments:
Depreciation	39,863	36,326	152,543	129,711
Gains not included in FFO, net of disposition costs	(3,159)	-	(7,543)	-
Depreciation add back from unconsolidated co-investments	4,145	1,840	12,642	6,128
Noncontrolling interest related to Operating Partnership units	1,027	354	3,228	2,779
Depreciation attributable to third party of consolidated co- investments	(277)	(256)	(1,066)	(1,014)
Funds from Operations	$55,535	$43,042	$200,172	$171,368

SAFE HARBOR STATEMENT UNDER THE PRIVATE LITIGATION REFORM ACT OF 1995:

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securites Exchange Act of 1934, as amended.  Such forward-looking statements include statements on page 1 and under the caption “Guidance” on page 4 with respect to 2012 Core FFO per diluted share and earnings per share and statements and estimates set forth under the captions “Development and Redevelopment Activity” on page 3 of this press release regarding construction costs, and initial occupancy dates, and statements and estimates set forth under the captions “Development Pipeline” and “Redevelopment Pipeline and Capital Expenditures” on pages S-9 and S-10 of the Company’s Supplemental Financial Information Package, which accompanies this press release, regarding estimated costs of property development and redevelopment and regarding the anticipated timing of redevelopments and of the construction start, construction completion, initial occupancy and stabilization of property development and the various financial estimates set forth in the columns “midpoint guidance 2012” and “Per Share” on S-14 of the Company’s Supplemental Financial Information Package.

The Company's actual results may differ materially from those projected in such forward-looking statements.  Factors that might cause such a difference include, but are not limited to, changes in market demand for rental units and the impact of competition and competitive pricing, changes in economic conditions, unexpected delays in the development and stabilization of development projects, unexpected difficulties in leasing of development projects, total costs of development investments exceeding the Company’s projections and other risks detailed in the Company's filings with the Securities and Exchange Commission (SEC).  All forward-looking statements are made as of today, and the Company assumes no obligation to update this information.  For more details relating to risk and uncertainties that could cause actual results to differ materially from those anticipated in our forward-looking statements, and risks to our business in general, please refer to our SEC filings, including the Company’s most recent Report on Form 10-K for the year ended December 31, 2010.